Exhibit 23.3

BCC Research

35 Walnut Street, Suite 100

Wellesley, MA 02481

Office: (866) 285-7215

Fax: (781) 489-7308

October 1, 2010

Re: Complete Genomics, Inc.

We hereby consent to the use of our firm’s name in the Form S-1 of Complete Genomics, Inc. (333-168439) and all amendments thereto (collectively, the “Form S-1”). We further consent to the quotation or summarization of our reports, statistics and surveys in the Form S-1.

Very truly yours,

/s/ Stephan van der Merwe

Stephan van der Merwe

BCC Research